EXHIBIT 10.18

AMENDMENT NUMBER ONE TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment Number One to Amended and Restated Employment Agreement (the “Amendment”) by Domino’s Pizza LLC, a Michigan limited liability corporation (the “Company”) and J. Patrick Doyle (the “Executive”) is dated as of February 25, 2008 and amends that certain Amended and Restated Employment Agreement (the “Agreement”) between the Company and the Executive dated February 14, 2007.

WHEREAS, the parties wish to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Agreement, the parties here to agree as follows:

1.	The second Recital and Section 3.1 shall be amended to delete references to “Executive Vice President of TEAM U.S.A.” and replace it with “President, Domino’s U.S.A.”

2.	Section 4.1 of the Agreement is hereby deleted in its entirety and shall be replaced with the following:

“Base Salary. The Company shall pay the Executive a base salary at the rate of Four Hundred and Sixty Thousand dollars ($465,000) per year, payable in accordance with the payroll practices of the Company for its executives and subject to such increases as the Board of Directors of the Company or the Compensation Committee (the “Board”) in its sole discretion may determine from time to time (the “Base Salary”).”

3.	All capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

4.	Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE COMPANY:	DOMINO’S PIZZA LLC

	By:	/s/ David A. Brandon
	Name:	David A. Brandon
	Title:	Chairman

THE EXECUTIVE:	By:	/s/ J. Patrick Doyle
	Name:	J. Patrick Doyle